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                                                                   Exhibit 10.14

                                  PATHNET, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT (the "Agreement"), is made effective as of the 31st day of October, 1997 (hereinafter called the "Date of Grant"), between PathNet, Inc., a Delaware corporation (hereinafter called the "Company"), and David Schaeffer (hereinafter called the "Participant"):

                                    RECITALS:

      WHEREAS, the Company has adopted the PathNet, Inc. 1997 Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

      WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Participant pursuant to the Plan and the terms set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Grant of the Option. The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 148,418 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $10.64 per Share (the "Exercise Price"). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

      2. Vesting.

            (a) Subject to the Participant's continued employment with the Company and its Subsidiaries, the Option shall vest and become exercisable with respect to one hundred percent (100%) of the Shares covered by the Option on the seventh anniversary of the Date of Grant; provided, however,
      (i) if the Company has met 80% of its revenue and EBITDA budget for the fiscal year ending December 31, 1998 year, which budget is approved by the Board of Directors of the Company, 50% of the Shares covered by the Option shall vest and become exercisable on January 1, 1999, (ii) if the Company has met 80% of its revenue and EBITDA budget for the fiscal year ending December 31, 1999, which budget is approved by the Board of Directors of the Company, the remaining 50% of the Shares covered by the Option shall vest and become exercisable on January 1, 2000, and (iii) in the event that the first 50% of the Shares covered by the Option did not vest on January 1, 1999 as set forth in


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      clause (i) above and the Company not only meets 80% of its revenue and
      EBITDA budget for the year ending December 31, 1999 but exceeds 80% of its revenue and EBITDA budget for the year ending December 31, 1999, which budget is approved by the Board of Directors of the Company, in an amount at least equal to the deficiency that occurred in the year ending December 31, 1998, 100% of the Shares covered by the Option shall vest and become exercisable on January 1, 2000. At any given time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Sections 2(b) and 2(d) below) is hereinafter referred to as the "Vested Portion."

            (b) If the Participant's employment with the Company and its Subsidiaries is terminated (i) by the Company or its Subsidiary (as applicable) without "Cause" (as defined in Section 3(a), (ii) by the Company or its Subsidiary (as applicable) due to the Participant's "Disability" (as defined in Section 3(a) below) or (iii) due to the Participant's death, then (x) the portion of the Option that would otherwise have vested pursuant to Section 2(a) above in the calendar year in which such termination of employment occurs shall vest and become exercisable, (y) the Option, to the extent not then vested (after giving effect to clause (x)), shall be canceled without consideration and (z) the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

            (c) If the Participant's employment with the Company or its Subsidiary (as applicable) is terminated for any reason not specified in
      Section 2(b), the Option shall, to the extent not then vested, be canceled without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

            (d) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control or a Qualified Public Offering the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable as contemplated by Section 13 of the Plan.

      3. Exercise of Option.

            (a) Period of Exercise. Sub to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

                  (i) the tenth anniversary of the Date of Grant;

                  (ii) two years following the date of the Participant's termination of employment (w) by the Company or its Subsidiary (as applicable) without Cause (x) by the Company or its Subsidiary (as applicable) due to the Participant's Disability or (y) due to the Participant's death;

                  (iii) three months following the date of the Participant's termination of employment due to the Participant's resignation (other than due to Disability);


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                  (iv) the date of the Participant's termination of employment by the Company or its Subsidiary (as applicable) for "Cause"; and

                  (v) the date of any material breach of any confidentiality or non-competition covenant or agreement entered into between the Participant and the Company or its Subsidiary (as applicable) whether during or following the Participant's employment with the Company or its Subsidiary (as applicable).

            For purposes of this Agreement:

            "Cause" shall mean "cause" as defined in any employment agreement or other agreement then in effect between the Participant and the Company or its Subsidiary (as applicable) or if not defined therein or, if there shall be no such agreement, (i) the Participant's plea of guilty or nolo contendere to, or conviction of, the commission of a felony offense by the Participant, (ii) a material breach by the Participant of the fiduciary duty owed to the Company or its Subsidiary (as applicable), (iii) a material breach by the Participant of any confidentiality or non-competition covenant or agreement entered into between the Participant and the Company or its Subsidiary (as applicable) or
(iv) the Participant's failure to substantially perform his or her material duties to the Company its Subsidiary (as applicable); provided, however, that any claim that "Cause" exists as a result of the actions described in clauses
(ii), (iii) or (iv) above may be asserted on behalf of the Company only by a duly adopted resolution of the Board voting without the Participant and only after thirty (30) days prior written notice to the Participant during which period the Participant may cure the breach or neglect that is the basis of any such claim, if curable (provided that no such cure period shall be provided to the Participant if the acts or omissions resulting in such termination for Cause have arisen in the past).

            Subject to applicable law, "Disability" shall mean "disability" as defined in any employment agreement or other agreement then in effect between the Participant and the Company or its Subsidiary (as applicable) or if not defined therein or if there shall be no such agreement, as defined in the Company's long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant's becoming physically or mentally incapacitated and consequent inability for a period of ninety (90) or more calendar days during any fifty-two (52) week period during the Participant's term of employment with the Company, to fully perform the Participant's duties to the Company or its Subsidiary (as applicable); and

            The term "employment" shall be deemed to refer to a Participant's employment if the Participant is an employee of the Company or its Subsidiaries.

            (b) Method of Exercise.

                  (i) Subject to Section 3(a), the Vested Portion of the Option
            may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price.


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            The payment of the Exercise Price may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for at least 6 months),
            (y) if there shall be a public market for the Shares, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or
            (z) with the consent of the Committee in its sole discretion, by the promissory note and agreement of the Participant providing for the payment with interest of the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any therefor) as the Committee may determine, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price.

                  (ii) Notwithstanding any other provision of the Plan or this
            Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

                  (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

                  (iv) In the event of the Participant's death, the Vested
            Portion of the Option shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

      4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.


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      5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Participant may transfer the Option to a Permitted Transferee as provided in Section 14 of the Plan. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant's lifetime, the Option is exercisable only by the Participant.

      7. Withholding.

            (a) The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

            (b) Without limiting the generality of clause (i) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

      8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.


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      9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

      10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      11. Option Subject to Plan.

            (a) By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

            (b) Without limiting the generality of the foregoing, by entering into this Agreement the Participant agrees and acknowledges that the Shares which may be deliverable to the Participant hereunder upon the exercise of the Option shall be subject to certain restrictions on transfer and other limitations as set forth in Section 15 of the Plan.

      12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                PATHNET, INC.


                                                By: /s/ Richard Jalkut
                                                   -----------------------------
                                                Name: Richard Jalkut
                                                Title: President and Chief
                                                       Executive Officer

Agreed to and acknowledged
as of the date first above written


/s/ David Schaeffer
----------------------------------
David Schaeffer


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